EXHIBIT A

THIS  NOTE  HAS NOT BEEN REGISTERED UNDER THE
SECURITIES  ACT  OF 1933 AND HAS BEEN TAKEN FOR
INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO THE
DISTRIBUTION THEREOF, AND THIS NOTE MAY NOT BE SOLD
OR TRANSFERRED UNLESS  THERE  IS  AN  EFFECTIVE
REGISTRATION STATEMENT  UNDER SUCH ACT COVERING IT
OR THE COMPANY RECEIVES  AN OPINION OF COUNSEL
SATISFACTORY TO THE COMPANY STATING THAT  SUCH SALE
OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS
DELIVERY REQUIREMENTS OF SUCH ACT.


      SUBORDINATED CONVERTIBLE PROMISSORY NOTE

$2,000,000.00
December 17, 1998

     FOR VALUE RECEIVED, PHARMHOUSE CORP., a New York corporation ("Maker"), hereby promises to pay on or before the Maturity Date (as defined below) to PHAR
MOR, INC., a Pennsylvania corporation ("Payee"), at such place(s) as the holder of this Note shall from time to time designate, the principal sum set forth above; plus simple interest from the date hereof at the rate of eleven percent (11 %) per annum. This
Note is issued pursuant to that certain Subordinated
Convertible Note Purchase Agreement dated as of
December 17, 1998 (the "Agreement") by and between
Maker, as borrower, and Payee, as lender, and is subject to and entitled to the benefits of the Agreement. All capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement.

     1. All principal and accrued interest on this Note shall be due and payable upon the earlier of
(a) June 30, 1999 and (b) the date upon which Maker terminates the Merger Agreement pursuant to
Section 9.01(h) or Section  9.01(l)  thereof  (the
"Maturity Date"). Payment of principal and interest shall be made in lawful money of the United States of America.

     2.    (a)   This Note and the indebtedness
evidenced hereby, including the principal and interest and any renewals or extensions hereof, shall at all times be subordinate and junior in right to the First Senior Debt (as defined below) and the Second Senior Debt (as defined below) all in the manner and with the force and effect hereinafter set forth.

          (b)  As used herein, the term "First Senior
Debt" shall mean all indebtedness for principal or interest and all other obligations including, without limitation, interest or other payments on such First Senior Debt paid or accruing after commencement of any insolvency proceeding which Borrower shall incur under that certain Loan and Security Agreement dated as of May 15, 1998, among
Foothill Capital  Corp., as lender
("Foothill"), and Maker as amended by that certain
First Amendment to Loan and Security Agreement and
Waiver dated as of August 1, 1998, as further amended by that certain Second Amendment to Loan and Security
Agreement dated as of December 17, 1998, and under the instruments and agreements executed or delivered by Maker pursuant thereto in each case as the same may be amended, supplemented or modified from time to time;

          (c)   As  used  herein, the term "Second
Senior Debt" (collectively, the First Senior Debt and the Second Senior Debt shall be referred to herein as the "Senior Debt") shall mean all indebtedness for principal or interest and all other obligations including, without limitation, interest or other payments on such Second Senior Debt paid or accruing after commencement of any insolvency proceeding, which Borrower shall incur under that certain Term
Loan and Promissory Note dated as of June 22, 1998, between McKesson Corp., as lender ("McKesson"), and Maker and under the instruments executed or delivered by Maker pursuant thereto in each case as the same may be amended, supplemented or modified from time to time; and

          (d)   All indebtedness for principal or
interest which Maker may from time to time incur in connection with the refinancing or replacement of the indebtedness referred to in the preceding clauses
(b) and (c) (which refinancing indebtedness shall constitute "Senior Debt" for all purposes hereof).

          (e)   As used in this Note, the term
"subordinate and junior in right" shall mean that no
part of this Note shall have any claim to the assets
of Maker on a parity with or prior to the claim of
the Senior Debt.  Without limiting the foregoing, in
the event of any distribution, division or
application, partial  or complete, voluntary or
involuntary, by operation of law or otherwise, of
all or any part of the assets of Maker or the
proceeds thereof to the creditors of Maker or
readjustment of the obligations and indebtedness of
Maker, whether by reason of liquidation,  bankruptcy,
arrangement, receivership,  assignment for the
benefit of creditors or any other action or
proceeding involving the readjustment of all or any
part or the indebtedness evidenced by this Note, or
the application of the assets of Maker to the
payment or liquidation thereof, or upon the
dissolution, liquidation,  cessation or other winding
up of Maker's  business, or upon the sale of all or
substantially all of Maker's assets, then, and in
any such event (i) Foothill, first in priority,
McKesson,  second  in priority, and all other holders
of  Senior Debt, third in priority, shall be entitled
to receive payment in full of any and all of the
Senior Debt then owing prior to the payment of all or
any part of the indebtedness evidenced by this Note,
and (ii)  any  payment or distribution of any kind
or character, whether in cash, securities or other
property, which shall be payable or deliverable upon
or with respect to any or all of the indebtedness
evidenced by this Note shall be paid or delivered
directly to Foothill for application on any of the
First Senior Debt, due or not due, until such First
Senior Debt shall have first been full paid and
satisfied, then to McKesson for application on any of
the Second Senior Debt, due or not due, until such
Second Senior Debt shall have first been full paid
and  satisfied and then to all other holders of
Senior Debt for application on any of such Senior
Debt, due or not  due, until such Senior Debt shall
have been full paid and  atisfied.   In
order to enable Foothill to enforce its right hereunder in any of the aforesaid actions or proceedings, Foothill is hereby irrevocably authorized and empowered, in its discretion, to make and present for and on behalf of Payee such proofs of claim against Maker on account of the indebtedness evidenced by this Note as Foothill may deem expedient or proper and to vote such proofs of claim in any such proceeding and to receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and to apply the same on account of any of the Senior Debt. Payee irrevocably authorizes and empowers Foothill to demand, sue for, collect and receive each of the aforesaid payments and distributions and give acquittance therefor and to file claims and take such other actions, in the name of Foothill or in the name of Payee or otherwise, as Foothill may deem necessary or advisable for the enforcement of this Agreement; and Payee will execute and deliver to Foothill such powers of attorney, assignments and other instruments or documents, including notes (together with such assignments or endorsements as Foothill shall deem necessary) as may be requested by Foothill in order to enable it to enforce any and all claims upon or with respect to any or all of the indebtedness evidenced by this Note and to collect and receive any and all payments and distributions which may be payable or deliverable at any time upon or with respect to the indebtedness evidenced by this Note, all for the benefit of Foothill, first, McKesson, second, and all other holders of Senior Debt, third.

     3.    Unless  and until, first, the First Senior
Debt, and second, the Second Senior Debt shall have been paid in full in cash, the holder of this Note will not take, demand or receive, and Maker will not make, give or permit, directly or indirectly, by setoff, redemption, purchase or in any other manner, any payment or security for the whole or any part of the principal of or interest on this Note; provided, however, that Maker may pay any and all principal hereof and interest accruing hereunder when due under this Note as in effect on December 17, 1998
(but not any prepayments thereof) so long as no Specified Event of Default (as defined below) shall have occurred and be continuing. As used herein, "Specified Event of Default" means any Event of Default (as defined in any loan agreement relating to the Senior Debt) other than an Event of Default arising solely as a result of Maker's failure to pay principal or interest under this Note or the Agreement when due.

     4.    Should any payment or distribution or
security or the proceeds of any thereof be collected or received by Payee which is required to be paid, first, to Foothill, second, to McKesson and third, to all other holders of Senior Debt under the terms hereof, Payee will forthwith deliver the same to Foothill, McKesson or other holders of Senior Debt, as the case may be, in precisely the form received
(except for the endorsement without recourse or the assignment without recourse of Payee where necessary) and, until so delivered, the same shall be held in trust by Payee as the property of Foothill, McKesson or other holders of Senior Debt, as the case may be.

     5. In the event of any refinancing of all or any part of the Senior Debt as contemplated in
Section 2(d) above, Payee agrees to enter into any subordination or intercreditor agreement requested by the lender providing such refinancing loan, provided that such subordination is effected pursuant to an agreement containing such terms as are customarily employed by such lender in similar transactions.

     6.    Each holder of Senior Debt, at any time
and from time to time, without the consent of or notice to Payee, without incurring responsibility to Payee and without impairing or releasing the subordination provided herein or the obligations hereunder of Payee to such holder, may (i) change the manner, place or terms of payment or extent the time of payment of, or renew or alter, all or any of the Senior Debt held thereby, or otherwise amend or supplement in any manner, or grant any waiver or release with respect to, Senior Debt held thereby or any instrument evidencing the same, (ii) sell, exchange, release, not perfect or otherwise deal with any property at any time pledged, assigned or mortgaged to secure or otherwise securing, Senior
Debt held thereby, or amend or grant any waiver or release with respect to, or consent to any departure from any guarantee for all or any of the Senior Debt held thereby, (iii) exercise or refrain from exercising any rights against Maker and any other person and (iv) apply any sums from time to time received to the Senior Debt held thereby.

     7.    The subordination provisions contained
herein are for the benefit of the holders of the Senior Debt and may not be rescinded, cancelled, amended or modified in any way without the prior written consent thereto of the holders of the Senior
Debt.

     8. The provisions hereof shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt upon the insolvency, bankruptcy or reorganization of Maker or otherwise, all as though such payment had not been made.

     9.    Nothing herein shall impair, as between
Maker and the holder of this Note, the obligation of Maker, which is unconditional and absolute, to pay the principal and interest on this Note in accordance with its terms, nor shall anything herein prevent the holder of this Note from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder, subject to Section 3 hereof and the rights of the holders of the Senior Debt as herein provided.

     10. All or any portion of the unpaid principal sum and accrued interest on this Note may be prepaid from time to time without premium or penalty, the amount of the prepayment to be applied first to accrued interest and the remainder to unpaid principal; provided, however, that no such prepayment shall occur without the prior written consent of the holders of the Senior Debt.

     11. This Note is expressly made subject to the provisions of Section 9.02(d) of the Merger
Agreement, providing for certain rights of setoff.

     12. Notwithstanding anything in this Note to the contrary, the entire unpaid principal amount of this Note, together with all accrued but unpaid interest thereon and other unpaid charges hereunder, will become immediately all due and payable without further notice at the option of Payee upon any of the following: (i) if default shall be made in the due and punctual performance or observance of any material nonpayment term, condition or covenant contained in the Agreement or this Note and such default continues unremedied for a period of ten days after written notice to Maker by the Holder;
(ii) if default shall be made in the due and punctual payment, after applicable cure periods, of in excess of $50,000.00 under any note, loan agreement, security agreement or other agreement entered into by Maker; (iii) if Maker ceases to carry on business on a regular basis or enters into an agreement to sell substantially all of its assets or an agreement whereby it merges into, consolidates with or is acquired by any other business entity (other than in connection with the Merger); or (iv) if Maker makes any assignment for the benefit of its creditors, makes an election to wind up or dissolve or becomes unable to pay its debts as they mature, becomes insolvent or subject to any proceeding under any bankruptcy, insolvency or debtor's relief law, including without imitation any bankruptcy proceeding.

     13.   If any amount payable to Payee under this
Note is not received by Payee on or before the Maturity Date, then such amount (the "Delinquent
Amount") will bear interest from and after the Maturity Date until paid at an annual rate of interest equal to 18% (the "Default Rate").

     14. If any payment on this Note shall become due on a Saturday, Sunday or a bank or legal holiday under the laws of the State of New York, such payment shall be made on the next succeeding business day and such extension of time shall in such case be included in computing interest, if any, in connection with such payment.

     15.   This Note and the right to payment
provided hereunder may not be sold, transferred or otherwise disposed of at any time by the holder of the Note.

     16.   No delay or omission on the part of the
holder hereof in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

     17.   Upon receipt of evidence reasonably
satisfactory to Maker (an affidavit of the holder of this Note will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of this Note, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to Maker, or, in the case of any such mutilation, upon surrender of this Note, Maker will execute and deliver in lieu of this Note a new Note of like tenor representing the same rights represented by and dated the same date of such lost, stolen, destroyed or mutilated Note.

     18.   In the event that legal proceedings are
instituted to collect any amount due under this Note, Maker agrees to pay all costs of collection thereof, including reasonable attorney's fees, whether or not suit or action is commenced to enforce payment of this Note. Presentment for payment, demand, notice or dishonor and protest and notice of protest and nonpayment are hereby waived by Maker.

     19.   This Note shall be governed by and
construed in accordance with the laws of the State of New York without reference to the conflict of laws principles applied in such State

     20. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with this Note or the transactions contemplated hereby shall be brought in any federal court located in the Southern District of the State of New York or any New York state court sitting in New York City, and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any arty anywhere in the world, whether within or without the State of New
York. Without limiting the generality of the foregoing, each party hereto agrees that service of process upon such party at the address referred to in
Section 5(a)of the Agreement, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

     21.  EACH PARTY HERETO HEREBY WAIVES ALL RIGHTS
TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING
INSTITUTED BY EITHER OF THEM AGAINST THE OTHER WHICH
PERTAINS DIRECTLY OR INDIRECTLY TO THIS NOTE, ANY
ALLEGED TORTIOUS CONDUCT BY ANY PARTY, OR IN ANY
WAY, DIRECTLY OR INDIRECTLY, ARISES  OUT  OF  OR
RELATES TO THE RELATIONSHIP AMONG THE PARTIES HERETO.

     22. All rights, remedies, and undertakings, obligations, options, covenants, conditions and agreements contained in this Note are cumulative and no one of them will be exclusive of any other. Any notice to any party concerning this Note will be delivered as set forth in the Agreement. The Note may not be changed, modified, amended or terminated orally.

     23. In the event that this Note shall require the payment of interest in excess of the maximum amount permissible under applicable law, Maker's obligations hereunder shall automatically and retroactively be deemed reduced to the highest maximum amount permissible under applicable law. In the event Holder receives as interest an amount that would exceed such maximum applicable rate, the amount of any excess interest shall not be applied to the payment of interest hereunder, but shall automatically and retroactively be applied to the reduction of the unpaid principal balance due hereunder. In the event and to the extent such excess amount of interest exceeds the outstanding unpaid principal balance hereunder, any such excess amount shall be immediately returned to Maker by the Holder.

     24.   On the Maturity Date, at the option  of
Payee, the principal amount of this Note and all accrued interest on this Note shall be convertible into shares of Maker's common stock, par value $.01 per share, subject to and in accordance with the provisions of the Agreement.


        [This space intentionally left blank]

     IN WITNESS WHEREOF, Maker has caused this Note to be executed by its duly authorized officer as of the date first written above.

                             "MAKER"

                              PHARMHOUSE CORP.,
                              a New York corporation



                             By:



Exhibit A

             [FORM OF CONVERSION NOTICE]

TO:  PHARMHOUSE CORP.

     The   undersigned   owner   of  the  attached
Subordinated Convertible Promissory Note (this
"Note") hereby: (i) irrevocably exercises the option to convert this Note, or the portion hereof below designated, for shares (the "Conversion Shares") of the Common Stock of Pharmhouse Corp. (the
"Company") in accordance with the terms hereof and (ii) directs that such Conversion Shares deliverable upon the conversion, together with any check in payment for fractional shares and interest and the Note representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If Conversion Shares are to be delivered or registered in the name of a person other than the undersigned, the undersigned will pay all transfer taxes with respect thereto, and the Company will not be required to issue or deliver a certificate for such Conversion Shares until the undersigned has paid to the Company the amount of such transfer tax or has established to the satisfaction of the Company that such transfer tax has been paid. Capitalized terms used herein without definition are as defined in the Note and in the Agreement referred to therein.




Dated:                       ------------------------
      --------------------   Signature


Fill in for registration of Conversion Shares if to be delivered, and of the Note if to be reissued, otherwise than to and in the name of the registered holder.



                             -----------------------
                             Social Security or Other
                             Taxpayer Identifying
                             Number

---------------------------
(Name)

---------------------------
(Street Address)

---------------------------
(City, State and Zip Code)
(please print name and address)

                              Principal  Amount to
                              be  Converted (if less than all):


                              $
                               ------------------------------